EXHIBIT 99.1

Helen of Troy Limited Reports Results

For the Third Quarter and First Nine Months of Fiscal Year 2014

•                  Third Quarter Diluted EPS of $1.16

•                  Net Sales Growth of 1.6% Compared to Third Quarter of Prior Fiscal Year

EL PASO, Texas, January 9, 2014 — Helen of Troy Limited (NASDAQ, NM:  HELE), designer, developer and worldwide marketer of brand-name houseware, healthcare/home environment and personal care consumer products, today reported results for the three and nine month periods ended November 30, 2013.

Gerald J. Rubin, Chairman of the Board, Chief Executive Officer and President, commenting on the Company’s fiscal year 2014 third quarter results, stated, “We continued our positive momentum during the quarter, increasing consolidated sales revenue, operating income and adjusted EBITDA.  Sales growth was led by our Housewares segment, through the extension of OXO categories as well as expanded shelf space and assortments at several key retailers.  Better product mix and new product introductions supported by effective marketing strategies drove sales growth in our Healthcare/Home Environment segment.  While our Personal Care segment continues to face a challenging retail environment, which pressured sales, we increased profitability in this segment.  I am pleased with how our team continues to diligently manage expenses in order to mitigate product cost increases, which resulted in a decline in our selling, general and administrative expense (“SG&A”) as a percentage of sales revenue, and increased operating profitability in the quarter on a year-over-year basis.

During the quarter we began shipping out of our new 1.3 million square foot distribution facility in Olive Branch, Mississippi and expect to complete the transition of our domestic Personal Care appliance distribution operations to the new facility, on schedule, in the first quarter of fiscal year 2015.  Together with our 1.2 million square foot distribution facility in Southaven, Mississippi, this new facility gives us 2.5 million square feet in the region and the ability to continue to grow our business,” Mr. Rubin concluded.

Third Quarter of Fiscal Year 2014 Consolidated Operating Results

•                  Net sales revenue increased 1.6% to a record $380.7 million compared to $374.6 million in the third quarter of fiscal year 2013.

•                  Gross profit margin was 38.8% compared to 39.6% for the same period last year, reflecting increased promotional program costs, the negative effect of foreign currency exchange rates and product cost increases across all segments.

•                  SG&A was 25.8% as a percent of net sales compared to 27.1% for the same period last year, a decrease of 130 basis points.  The decrease primarily reflects lower media advertising costs and the favorable comparative impact arising from a product packaging litigation expense recorded during the same quarter last year. These expense reductions were partially offset by higher incentive compensation costs.

•                  Operating income increased 5.0% to a record $49.4 million compared to operating income of $47.1 million in the same period last year.

•                  Net income was $37.5 million, or $1.16 per fully diluted share on 32.5 million weighted average shares outstanding, which compares to net income in the third quarter of fiscal year 2013 of $37.7 million, or $1.18 per fully diluted share on 32.0 million weighted average shares outstanding.

•                  Adjusted EBITDA (EBITDA without non-cash share based compensation) increased 6% to $60.5 million compared to $57.1 million in the same period last year.

First Nine Months of Fiscal Year 2014 Consolidated Operating Results

•                  Net sales revenue increased 4.4% to a record $1,004.6 million compared to $962.2 million in the first nine months of fiscal year 2013.

•                  Gross profit margin was 38.9% compared to 40.2% for the same period last year, reflecting increased promotional program costs, the effect of foreign currency exchange rate fluctuations and product cost increases across all segments.

•                  SG&A was 27.7% as a percent of net sales compared to 28.8% for the same period last year, a decrease of 110 basis points. The decrease primarily reflects lower outbound freight and distribution costs, reduced media advertising costs and the favorable comparative impact arising from a product packaging litigation expense recorded during the third fiscal quarter last year. These expense reductions were partially offset by higher incentive compensation costs.

•                  Operating income was $100.4 million, which includes the impact of $12.0 million in non-cash asset impairment charges related to certain trademarks in the Company’s Personal Care segment recorded in the first quarter of fiscal 2014, compared to operating income of $109.0 million in the same period last year.

•                  Net income was $75.2 million, or $2.33 per fully diluted share on 32.3 million weighted average shares outstanding, which compares to net income in the first nine months of fiscal year 2013 of $84.2 million, or $2.64 per fully diluted share on 31.9 million weighted average shares outstanding.

•                  Adjusted operating income (operating income without non-cash asset impairment charges) was $112.4 million compared to $109.0 million for the same period last year, an increase of 3.1%.

•                  Adjusted income (net income without non-cash asset impairment charges) was $87.3 million, or $2.70 per fully diluted share, compared to $84.2 million, or $2.64 per fully diluted share, in the first nine months of fiscal year 2013.  This represents an increase in adjusted income of 3.7% and in adjusted diluted earnings per share of 2.3%.

•                  Adjusted EBITDA (EBITDA without non-cash asset impairment charges and non-cash share based compensation) increased 4.9% to $146.9 million compared to $140.0 million in the same period last year.

Balance Sheet Highlights

•                  Cash and cash equivalents totaled $28.8 million at November 30, 2013, compared to $16.1 million at November 30, 2012.

•                  Total short and long-term debt declined by $103.0 million to $215.4 million at November 30, 2013, compared to $318.4 million at November 30, 2012.

•                  Accounts receivables turnover was 65.5 days at November 30, 2013, compared to 62.7 days at November 30, 2012.

•                  Inventory was $289.9 million at November 30, 2013, compared to $306.3 million at November 30, 2012.

Fiscal Year 2014 Annual Outlook

For fiscal year 2014, the Company continues to expect net sales revenue in the range of $1.29 billion to $1.32 billion, and diluted EPS in the range of $3.13 to $3.23, which includes the non-cash asset impairment charges of $0.37 per share recorded in the first quarter of fiscal year 2014.  The Company expects adjusted diluted EPS to be in the range of $3.50 to $3.60, which is consistent with the Company’s previous guidance.  The earnings guidance reflects the negative impact of the difficult retail environment, a normal cold/cough/flu season, product cost increases across all segments, an increase in non-cash compensation expense for the Company’s CEO, and an incentive compensation program for the Healthcare/Home Environment segment.  The Company expects capital expenditures for fiscal year 2014 to be in the range of $40 million to $45 million, with approximately $33 million related to the completion of the Company’s new 1.3 million square foot distribution center in Olive Branch, Mississippi.

Conference Call and Webcast

The Company will conduct a teleconference in conjunction with today’s earnings release.  The teleconference begins at 4:45 pm Eastern Time today, Thursday, January 9, 2014.  Institutional investors and analysts interested in participating in the call are invited to dial (888) 417-8465.  The conference call will also be available to interested parties through a live webcast at www.hotus.com. Please visit the website and select the “Investor Relations” link at least 15 minutes prior to the start of the call to register and download any necessary software.

A telephone replay of the call will be available until 11:59 pm Eastern Time on January 16, 2014, by dialing (877) 570-5176 (domestic) or (858) 384-5517 (international) and entering the conference replay number: 8376226. Please note participants must enter the conference identification number in order to access the replay.

About Helen of Troy Limited:

About Helen of Troy Limited: Helen of Troy Limited is a leading global consumer products company offering creative solutions for its customers through a strong portfolio of well-recognized and widely-trusted brands, including: Housewares: OXO®, Good Grips®, Soft Works®, OXO tot® and OXO Steel®;  Healthcare/Home Environment: Vicks®, Braun®, Honeywell®, PUR®, Febreze®, Stinger®, Duracraft® and SoftHeat®; and Personal Care: Revlon®, Vidal Sassoon®, Dr. Scholl’s®, Pro Beauty Tools®, Sure®, Pert®, Infusium23®,  Brut®, Ammens®, Hot Tools®, Bed Head®, Karina®, Ogilvie® and Gold ‘N Hot®.  The Honeywell® trademark is used under license from Honeywell International Inc.  The Vicks®, Braun®, Febreze® and Vidal Sassoon® trademarks are used under license from The Procter & Gamble Company.  The Revlon® trademark is used under license from Revlon Consumer Products Corporation.  The Bed Head® trademark is used under license from Unilever PLC. The Dr. Scholl’s® trademark is used under license from MSD Consumer Care, Inc.

For in-depth information about Helen of Troy, please visit www.hotus.com .

Non-GAAP Financial Measures:

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”).  To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP financial measures, such as adjusted operating income, adjusted income, adjusted diluted EPS, EBITDA and adjusted EBITDA, which are presented in an accompanying table to this press release along with a reconciliation of these financial measures to their corresponding GAAP based measures presented in the Company’s consolidated condensed statements of income.

Forward Looking Statements:

This press release may contain forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “estimates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “project”, “predict”, “potential”, “continue”, “intends”, and other similar words identify forward-looking statements. The Company cautions readers not to place undue reliance on forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2013 and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the departure and recruitment of key personnel, the Company’s ability to deliver products to our customers in a timely manner, the Company’s geographic concentration of certain U.S. distribution facilities, which increases our exposure to significant shipping disruptions and added shipping and storage costs,  difficulties encountered during the transition to the Company’s new distribution facility could interrupt the Company’s logistical systems and cause shipping disruptions, the Company’s projections of product demand, sales, net income and earnings per share are highly subjective and our future net sales revenue, net income and earnings per share could vary in a material amount from such projections, expectations regarding acquisitions and the integration of acquired businesses, the Company’s relationship with key customers and licensors, the costs of complying with the business demands and requirements of large sophisticated customers, the Company’s dependence on foreign sources of supply and foreign manufacturing, the impact of changing costs of raw materials and energy on cost of goods sold and certain operating expenses, circumstances that may contribute to future impairment of goodwill, intangible or other long-lived assets, the risks associated with the use of trademarks licensed from and to third parties, our dependence on the strength of retail economies and vulnerabilities to an economic downturn, the Company’s ability to develop and introduce innovative new products to meet changing consumer preferences, disruptions in U.S., European and other international credit markets, exchange rate risks, trade barriers, exchange controls, expropriations, and other risks associated with foreign operations, the costs, complexity and challenges of upgrading and managing our global information systems, the risks associated with information security breaches, the risks associated with tax audits and related disputes with taxing authorities, potential changes in laws, including tax laws, and the Company’s ability to continue to avoid classification as a controlled foreign corporation.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Income and Reconciliation of Non-GAAP Financial Measures - Adjusted Operating Income and Adjusted Income

(Unaudited)

(in thousands, except per share data)

	Three Months Ended November 30,
	2013					2012
	As Reported (GAAP)		Adjustments (1)	Adjusted (non-GAAP)(1)(2)		As Reported (GAAP)

Sales revenue, net	$380,730	100.0%	$—	$380,730	100.0%	$374,599	100.0%
Cost of goods sold	233,029	61.2%	—	233,029	61.2%	226,146	60.4%
Gross profit	147,701	38.8%	—	147,701	38.8%	148,453	39.6%

Selling, general, and administrative expense	98,308	25.8%	—	98,308	25.8%	101,401	27.1%
Asset impairment charges	—	0.0%	—	—	0.0%	—	0.0%
Operating income	49,393	13.0%	—	49,393	13.0%	47,052	12.6%

Other income (expense):
Nonoperating income (expense), net	13	0.0%	—	13	0.0%	(16)	0.0%
Interest expense	(2,513)	-0.7%	—	(2,513)	-0.7%	(3,232)	-0.9%
Total other expense	(2,500)	-0.7%	—	(2,500)	-0.7%	(3,248)	-0.9%
Income before income taxes	46,893	12.3%	—	46,893	12.3%	43,804	11.7%

Income tax expense	9,369	2.5%	—	9,369	2.5%	6,085	1.6%
Net income	$37,524	9.9%	$—	$37,524	9.9%	$37,719	10.1%

Diluted earnings per share	$1.16		$—	$1.16		$1.18

Weighted average shares of common stock used in computing diluted earnings per share	32,482		32,482	32,482		31,970

	Nine Months Ended November 30,
	2013					2012
	As Reported (GAAP)		Adjustments (1)	Adjusted (non-GAAP)(1)(2)		As Reported (GAAP)

Sales revenue, net	$1,004,633	100.0%	$—	$1,004,633	100.0%	$962,221	100.0%
Cost of goods sold	613,513	61.1%	—	613,513	61.1%	575,590	59.8%
Gross profit	391,120	38.9%	—	391,120	38.9%	386,631	40.2%

Selling, general, and administrative expense	278,697	27.7%	—	278,697	27.7%	277,590	28.8%
Asset impairment charges	12,049	1.2%	(12,049)	—	0.0%	—	0.0%
Operating income	100,374	10.0%	12,049	112,423	11.2%	109,041	11.3%

Other income (expense):
Nonoperating income (expense), net	153	0.0%	—	153	0.0%	38	0.0%
Interest expense	(7,647)	-0.8%	—	(7,647)	-0.8%	(9,674)	-1.0%
Total other expense	(7,494)	-0.7%	—	(7,494)	-0.7%	(9,636)	-1.0%
Income before income taxes	92,880	9.2%	12,049	104,929	10.4%	99,405	10.3%

Income tax expense	17,647	1.8%	15	17,662	1.8%	15,246	1.6%
Net income	$75,233	7.5%	$12,034	$87,267	8.7%	$84,159	8.7%

Diluted earnings per share	$2.33		$0.37	$2.70		$2.64

Weighted average shares of common stock used in computing diluted earnings per share	32,311		32,311	32,311		31,885

HELEN OF TROY LIMITED AND SUBSIDIARIES

Net Sales Revenue by Segment

(Unaudited)

(in thousands)

	Three Months Ended November 30,				% of Sales Revenue, net
	2013	2012	$ Change	% Change	2013	2012

Sales revenue by segment, net
Housewares	$74,776	$67,787	$6,989	10.3%	19.6%	18.1%
Healthcare / Home Environment	165,752	158,174	7,578	4.8%	43.5%	42.2%
Personal Care	140,202	148,638	(8,436)	-5.7%	36.8%	39.7%
Total sales revenue, net	380,730	374,599	6,131	1.6%	100.0%	100.0%

	Nine Months Ended November 30,				% of Sales Revenue, net
	2013	2012	$ Change	% Change	2013	2012

Sales revenue by segment, net
Housewares	$208,471	$192,606	$15,865	8.2%	20.8%	20.0%
Healthcare / Home Environment	424,398	391,061	33,337	8.5%	42.2%	40.6%
Personal Care	371,764	378,554	(6,790)	-1.8%	37.0%	39.3%
Total sales revenue, net	1,004,633	962,221	42,412	4.4%	100.0%	100.0%

HELEN OF TROY LIMITED AND SUBSIDIARIES

Selected Consolidated Balance Sheet Information

(Unaudited)

(in thousands)

	11/30/2013	11/30/2012

Cash and cash equivalents	$28,775	$16,122

Receivables	279,699	258,124

Inventory	289,890	306,290

Total assets, current	633,999	605,660

Total assets	1,559,020	1,534,347

Total liabilities, current	355,162	388,627

Total long-term liabilities	194,036	255,453

Stockholders’ equity	1,009,822	890,267

SELECTED OTHER DATA

Reconciliation of Non-GAAP Financial Measures - EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)

and Adjusted EBITDA

(Unaudited)

(in thousands)

		Three Months Ended November 30,		Nine Months Ended November 30,
		2013	2012	2013	2012

	Net income	$37,524	$37,719	$75,233	$84,159

	Interest expense, net	2,470	3,219	7,598	9,619

	Income tax expense	9,369	6,085	17,647	15,246

	Depreciation and amortization, excluding amortized interest	8,746	8,796	25,184	26,591

	EBITDA (Earnings before interest, taxes, depreciation and amortization) (2)	$58,109	$55,819	$125,662	$135,615

	Adjusted EBITDA:

	EBITDA, as calculated above (2)	$58,109	$55,819	$125,662	$135,615

Add:	Non-cash asset impairment charges (1)	—	—	12,049	—
	Non-cash share-based compensation (3)	2,403	1,288	9,200	4,417

	Adjusted EBITDA (2)	$60,512	$57,107	$146,911	$140,032

Reconciliation of Fiscal Year 2014 Reported Diluted Earnings Per Share (EPS) to Adjusted Diluted EPS to Exclude

Non-Cash Asset Impairment Charges

(Unaudited)

	Year-To-Date	Guidance for the	Guidance for the
	Actual Through	Balance of the	Fiscal Year Ended
	November 30, 2013	Fiscal Year	February 28, 2014
	(Nine Months)	(Three Months)	(Twelve Months)

Diluted EPS, as reported (GAAP)	$2.33	$0.80 - $0.90	$3.13 - $3.23

Non-cash asset impairment Charges (1)	0.37	—	0.37

Adjusted Diluted EPS (non-GAAP) (2)	$2.70	$0.80 - $0.90	$3.50 - $3.60

HELEN OF TROY LIMITED AND SUBSIDIARIES

Notes to Press Release

(1)   Adjustments relate to items that are excluded from the “As Reported (GAAP)” results to arrive at the “Adjusted (non-GAAP)” results.  Adjustments consist of non-cash asset impairment charges of $12.05 million ($12.03 million after tax) for the nine months ended November 30, 2013 as a result of our annual evaluation of goodwill and indefinite-lived intangible assets for impairment during the first quarter of fiscal year 2014.  The non-cash charges relate to certain trademarks in our Personal Care segment, which were written down to their estimated fair value, determined on the basis of future discounted cash flows using the relief from royalty valuation method.  There were no comparable adjustments for the three months ended November 30, 2013, or for the three- and nine-months ended November 30, 2012.

(2)   This press release contains non-GAAP financial measures. Adjusted operating income, adjusted income, adjusted diluted EPS, EBITDA and adjusted EBITDA (“Non-GAAP measures”) that are discussed in the accompanying press release or in the preceding tables are considered non-GAAP financial information as set forth in SEC Regulation G, Rule 100. Accordingly, we are providing the preceding tables that reconcile these measures to their corresponding GAAP based measures presented in our Consolidated Condensed Statements of Income in the accompanying tables to the press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company believes that these non-GAAP measures, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective. The Company further believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in the Company’s GAAP financial results in the foreseeable future. The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities.  These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP information.

(3)   Adjustment consists of non-cash share-based compensation expense associated with share based awards outstanding under two expired and three active share-based compensation plans. These awards consist of stock options granted to certain officers and employees, restricted stock grants to certain members of the Company’s Board of Directors and performance based restricted stock awards and units granted to our Chief Executive Officer under the terms of his employment agreement.

SOURCE: Helen of Troy Limited

Company Contact:
Helen of Troy Limited

John Boomer

Senior Vice President

(915) 225-8050

Investor Contacts:

ICR, Inc.

Allison Malkin / Anne Rakunas

(203) 682-8200 / (310) 954-1113